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EXHIBIT 21



                                           SUBSIDIARIES OF SAUCONY, INC.
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                                                       Jurisdiction of                  Percentage
               Name                                     Incorporation                    Ownership
               ----                                     -------------                    ---------

Hyde International Services, Ltd.                       Hong Kong                          100%

Hyde Transition Corp.                                   Massachusetts                      100%

Hyde, Inc.                                              Maine                              100%

Saucony Canada, Inc.(1)                                 Ontario                             85%

Saucony UK, Inc.(1)                                     Massachusetts                      100%

Saucony Sports, B.V.(1)                                 Netherlands                        100%

Saucony SP Pty. Ltd.(1)                                 Australia                          100%

Saucony Deutschland Vertriebs GmbH(1)                   Germany                            100%

Quintana Roo, Inc.(2)                                   Delaware                           100%



----------------------

(1)Does business as "Saucony."
(2)Does business as "Quintana Roo."


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